UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of registrant as specified in its charter)

Illinois	0-14194	36-3311347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Beattie Place, P.O. Box 1089

   Greenville, South Carolina                          29602

          (Address of principal executive offices)                                        (Zip Code)

Registrant’s telephone number, including area code: (864) 239-1000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 1, 2007, VMS National Properties Joint Venture (“VMS”) completed the contribution of certain of its properties to AIMCO Properties, LLC, in connection with that Contribution Agreement, dated August 21, 2006 and amended on January 16, 2007, by and between VMS, AIMCO Properties, L.P. and AIMCO Properties, LLC (as amended, the “Contribution Agreement”).  The properties that were contributed to AIMCO Properties, LLC are Casa de Monterey, Buena Vista Apartments, Crosswood Park Apartments, Mountain View Apartments, Pathfinder Village Apartments, Scotchollow Apartments, and The Towers of Westchester Park (collectively, the “Affiliated Contribution Properties”).  The value of the consideration received by VMS for the Affiliated Contribution Properties was $230,078,260, which is an amount equal to the greater of the appraised market value of the fee simple interest in such Affiliated Contribution Properties and internal valuations prepared annually by Apartment Investment and Management Company.

For further information regarding the disposition of the Affiliated Contribution Properties and the Contribution Agreement, as well as the parties thereto, see the final Proxy Statement-Prospectus of Apartment Investment and Management Company and Aimco Properties, L.P., dated February 22, 2007, as supplemented.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VMS NATIONAL PROPERTIES JOINT VENTURE

VMS NATIONAL PROPERTIES PORTFOLIO I
By: MAERIL, Inc. Managing General Partner
By: /s/ Martha L. Long Martha L. Long Senior Vice President

VMS NATIONAL PROPERTIES PORTFOLIO II
By: MAERIL, Inc. Managing General Partner
By: /s/ Martha L. Long Martha L. Long Senior Vice President

Date: June 7, 2007

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